UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HBT Financial, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

401 North Hershey Road

Bloomington, Illinois 61704

April 7, 2021

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of HBT Financial, Inc. to be held on May 20, 2021, at 10:00 a.m., Central time.

In light of the COVID-19 pandemic, for the safety of our directors, employees and stockholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting. If you plan to attend the virtual meeting, please see “When and where will the Annual Meeting be held?” on page 1. Stockholders will be able to attend, vote and submit questions before, and for a portion of, the virtual meeting.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Please take the time to carefully read each of the proposals described in the Proxy Statement and cast your vote by following the instructions in the Proxy Statement. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend.

Thank you for your support of HBT Financial, Inc.

Sincerely,

Fred L. Drake

Chairman and Chief Executive Officer

401 North Hershey Road

Bloomington, Illinois 61704

(888) 897-2276

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2021

To the Stockholders of HBT Financial, Inc.:

The Annual Meeting of Stockholders of HBT Financial, Inc. (the “Company”) will be held on May 20, 2021, at 10:00 a.m., Central time, for the following purposes:

1.	To elect the nine (9) directors named in the accompanying proxy statement to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
3.	Such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

In light of the COVID-19 pandemic, for the safety of our directors, employees and stockholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting. If you plan to attend the virtual meeting, please see “When and where will the Annual Meeting be held?” on page 1. Stockholders will be able to attend, vote and submit questions before, and for a portion of, the virtual meeting.

Only stockholders of record at the close of business on March 25, 2021, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Even if you plan to attend the annual meeting, please vote at your earliest convenience by signing and returning the proxy card or voting instruction card you receive, or by voting over the Internet or by telephone.

By Order of the Board of Directors

Diane H. Lanier

Executive Vice President, Chief Retail Officer and Secretary

April 7, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021. The Notice of Annual Meeting of Stockholders, 2021 Proxy Statement and 2020 Annual Report on Form 10-K are available at www.envisionreports.com/HBT.

i

IMPORTANT MEETING AND VOTING INFORMATION

Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our,” the “Company” and “HBT Financial” refer to HBT Financial, Inc. and its wholly-owned subsidiary, Heartland Bank and Trust Company (“Heartland Bank” or the “Bank”). On or about April 7, 2021, we began to mail to our stockholders either a notice containing instructions on how to access this proxy statement and our annual report online, or a printed copy of these proxy materials.

Who is soliciting my proxy?

Our board of directors (the “Board”) is soliciting proxies for use at the 2021 annual meeting of stockholders of HBT Financial (the “Annual Meeting”). If the meeting is adjourned, we may also use the proxies at any later meetings for the purposes stated in the notice of annual meeting.

What if I received a Notice of Internet Availability of Proxy Materials?

We are providing access to our proxy materials over the Internet. Accordingly, on or about April 7, 2021, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of our proxy materials for the Annual Meeting, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

1.	To elect the nine (9) directors named in this proxy statement to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
3.	Such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the election of each of the nine (9) directors named in this proxy statement to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and
•	“FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

When and where will the Annual Meeting be held?

Meeting Date: Thursday, May 20, 2021

Meeting Time: 10:00 a.m. Central time

Meeting Access: Virtual Annual Meeting http://www.meetingcenter.io/260709723

Meeting Password: HBT2021

In light of the COVID-19 pandemic, for the safety of our directors, employees and stockholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting.

Stockholder of Record

If you were a stockholder of record as of March 25, 2021 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you may attend the meeting by accessing the meeting center site at http://www.meetingcenter.io/260709723 and entering the 15-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials.

Beneficial Owner

If you were a beneficial owner of record as of the Record Date (i.e. you held your shares in an account at a bank or broker), you will need to obtain a legal proxy from your bank or broker. Once you have received a legal proxy from your bank or broker, please provide a scan or image of the legal proxy via email to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. Requests for registration must be received no later than 5:00 p.m. Eastern time on May 17, 2021. You will then receive confirmation of your registration, with a 15-digit control number, by email from Computershare. You may then attend the meeting by accessing the meeting center site at http://www.meetingcenter.io/260709723 and entering the control number.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is March 25, 2021. Only holders of record of outstanding shares of HBT Financial common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting of any adjournments or postponements of the Annual Meeting.

What vote is required to approve the proposals at the Annual Meeting?

The election of nominees for director requires a plurality of the votes properly cast. Plurality means that the nine (9) nominees who receive the largest number of votes cast “FOR” will be elected as directors. Abstentions and broker non-votes (as described below) will have no effect on the outcome of the vote on the election of directors.

The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative vote of a majority of the common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal. Abstentions have the same effect as a vote cast against the proposal. Broker non-votes will have no effect on the outcome of the vote on the proposal.

On March 25, 2021, the record date for the meeting, HBT Financial had 27,397,984 shares of common stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. Information as to common stock ownership of certain beneficial owners and management is set forth in the table in the “Stock Ownership Matters” section.

Stockholders who deliver valid proxies or vote in person at the Annual Meeting will be considered part of the quorum. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (as described below) are counted as present and entitled to vote for purposes of determining a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with HBT Financial’s transfer agent, Computershare, you are considered the “stockholder of record” with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Fred L. Drake, J. Lance Carter and Diane H. Lanier, or to vote in person at the Annual Meeting. If you requested printed proxy materials, we have enclosed an accompanying proxy card for you to use. You may also submit your vote via the Internet or by telephone by following the instructions on the accompanying proxy card, as described below under “How can I vote my shares?”

Beneficial Owner

If your shares are held in a brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request and provide at the Annual Meeting a legal proxy from your broker, bank or other nominee. Your broker, bank or other nominee has included a voting instruction form for you to use to direct them how to vote your shares. Please instruct your broker, bank or other nominee how to vote your shares using the voting instruction form you received from them.

How can I vote my shares?

Stockholder of Record

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the Annual Meeting:

•	By Internet—We encourage you to vote and submit your proxy over the Internet at www.envisionreports.com/HBT.
•	By telephone—You may vote and submit your proxy by calling (800) 652-VOTE (8683).
•	By mail—If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

Beneficial Holder

If you hold your shares through an account with a bank, broker or other nominee, your ability to vote over the Internet or by telephone depends on your broker’s, bank’s or nominee’s voting process. Please follow the directions on your voting instruction form carefully.

May I vote at the Annual Meeting?

If you are a stockholder of record, you may vote your shares at the meeting if you attend. If you are a beneficial holder holding your shares through an account with a bank, broker or other nominee, you must request a legal proxy from your bank, broker or other nominee giving you the right to vote the shares and bring that proxy to the meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy so your vote will be counted if you later decide not to attend the Annual Meeting.

What if I return my proxy card without indicating how to vote?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

•	For the election of the nine nominees for director named in this proxy statement;
•	For the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote the shares, the broker may return a proxy card without voting on that proposal. This is known as a “broker non-vote.” Proposal 1 (election of directors) is not a routine matter, and therefore your bank, broker or nominee may not vote your uninstructed shares on Proposal 1. If you hold your shares in “street name” (through a bank, broker or other nominee) it is critical that you cast your vote if you want it counted on Proposal 1. Broker non-votes will have no effect on the election of any director nominee but will be counted as present for the purpose of determining a quorum.

If you are a beneficial owner, your bank, broker or other nominee is permitted to vote your shares on Proposal 2 (ratification of the appointment of our independent registered public accounting firm) even if the broker does not receive voting instructions from you.

Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?

Yes.

Stockholder of Record

If you are a holder of record of HBT Financial common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. You can do this in one of four ways:

•	timely delivering a signed written notice of revocation to the Secretary of HBT Financial;
•	timely delivering a new, valid proxy card bearing a later date by mail as described on the applicable proxy card;
•

attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person. Simply attending the Annual Meeting without voting will not revoke any proxy that you have previously given or change your vote; or

•	re-voting over the Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted).

If you deliver a notice of revocation or a new proxy by mail, your notice of revocation or your new proxy must be received by HBT Financial no later than the beginning of the Annual Meeting.

Beneficial Owner

If your shares are held in “street name,” you must contact your broker, bank or other nominee to change your vote or revoke your proxy.

How will we solicit proxies, and who will pay for the cost of solicitation?

We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies other than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

Who can help answer any questions I may have?

HBT Financial stockholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy or who desire additional copies of this proxy statement, our Annual Report on Form 10-K or additional proxy cards should contact our Investor Relations department at HBT Financial, Inc., 401 North Hershey Road, Bloomington, Illinois 61704 or by phone at (888) 897-2276.

PROPOSAL 1—ELECTION OF DIRECTORS

Our bylaws provide that the number of directors will be fixed from time to time by resolution of the Board. The Board currently consists of nine directors: C. Alvin Bowman, Eric E. Burwell, Patrick F. Busch, J. Lance Carter, Allen C. Drake, Fred L. Drake, Linda J. Koch, Gerald E. Pfeiffer and Dale S. Strassheim.

The Board consists of one class of directors serving one-year terms and until their successors are duly elected and qualified. We are soliciting proxies in favor of the election of each of the nominees identified below. The shares represented by proxies will be voted in favor of the election of each of the nominees whose names are set forth below unless such proxy is specifically marked to “withhold” authority to vote for a particular nominee.

All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to stand as a nominee or serve as a director, if elected. The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of HBT Financial. The biographies below reflect the particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve on the Board. Fred L. Drake, our Chairman and CEO, and Director Allen C. Drake are brothers.

Director Nominees

The names of the nominees are as follows:

C. Alvin Bowman

Age: 68

C. Alvin Bowman has been a director of the Company and Heartland Bank since 2019. Dr. Bowman served as the 17th president of Illinois State University for ten years before retiring in 2013. Prior to his term as president, he served in various capacities, including Department Chair of its Speech Pathology and Audiology Department and as interim provost. Additionally, he was the Executive Director of the Illinois Board of Higher Education from November 2017 to December 2018. Dr. Bowman received a BA in Speech Pathology from Augustana College, a Master’s in Speech-Language Pathology from Eastern Illinois University and a PhD in Speech and Hearing Science from the University of Illinois. He has 36 years of experience in higher education. Mr. Bowman was selected to serve as a director for his leadership, communication and organizational skills gained over the course of his career.

Eric E. Burwell

Age: 53

Eric E. Burwell has been a director of the Company since 2009 and a director of Heartland Bank since 2005. Mr. Burwell is a Principal of Burwell Management Company, a family owned property management company, investing in a variety of real estate, private equity, venture capital and liquid investments. Mr. Burwell received a BS in Business Administration and a BS in Finance, both from Illinois State University and holds an MBA from Loyola University of Chicago. Mr. Burwell is also an Illinois licensed real estate managing broker. Mr. Burwell was selected to serve as a director for his knowledge of the real estate industry and his investment and business experience.

Patrick F. Busch

Age: 64

Patrick F. Busch has been a director of the Company since 1998 and a director of Heartland Bank since 1995. Mr. Busch is Executive Vice President and Chief Lending Officer of the Company, and President and Chief Lending Officer of Heartland Bank. He joined us in 1995 and was named President and Chief Lending Officer of Heartland Bank in March 2010. He was named Executive Vice President of the Company in 2009 and Chief Lending Officer of the Company in December 2018. As Chief Lending Officer, Mr. Busch has been critical in establishing the loan culture and integrating acquisitions over the years. He played a leading role in Heartland Bank’s organic growth in Bloomington-Normal, Champaign and Peoria and is responsible for oversight of senior lenders and market leaders, mortgage lending, and treasury management services. Mr. Busch received a BS in Business Administration from Illinois Wesleyan University and completed the Stonier Graduate School of Banking. Mr. Busch was selected to serve as a director for his deep understanding of the banking industry and his experience establishing our loan culture and integrating acquisitions during his tenure with us.

J. Lance Carter

Age: 50

J. Lance Carter has been a director of the Company and Heartland Bank since 2011. Mr. Carter is President and Chief Operating Officer of the Company and Executive Vice President and Chief Operating Officer of Heartland Bank. Mr. Carter joined us in 2001 and served as Heartland Bank’s Chief Credit Officer from March 2010 to December 2018. He was named Executive Vice President of the Company in December 2011 and Chief Operating Officer in June 2015. In August 2019, Mr. Carter was named President of the Company. Mr. Carter’s responsibilities include oversight of loan approval, loan operations, special assets, finance, risk management, retail, and information technology. Mr. Carter holds a BS in Finance and an MBA from the University of Illinois. He has also completed the Graduate School of Banking at University of Wisconsin-Madison. Mr. Carter was selected to serve as a director for his experience in the banking industry and knowledge of the Company gained during his tenure with us.

Allen C. Drake

Age: 69

Allen C. Drake has been a director of the Company and Heartland Bank since 1981. He became an officer of Heartland Bank in 1981 and served for 27 years, until retiring as Chairman and Chief Financial Officer in 2007. During his tenure as an executive officer with us, he was President of one of our predecessor banks and served on the board of several of our predecessor banks. He was involved in merger and acquisition activities, technology innovation, trust, finance and systems integrations. Mr. Drake received a BS and MS in Electrical Engineering from the University of Illinois. Mr. Drake was selected to serve as a director for his knowledge of Heartland Bank gained during his tenure with the Bank, including his experience with lending, administration, technology, personnel, finance, trust and strategic planning.

Fred L. Drake

Age: 64

Fred L. Drake serves as our Chairman of the Board and CEO, and Chairman of the Board of Heartland Bank. He has been a director of the Company since 1984 and a director of Heartland Bank since 1982. He became an officer of Heartland Bank in 1983. Mr. Drake has served as our Chairman since 2006 and CEO since 1998. He also served as our President from 1998 to August 2019. As Chairman and CEO of the Company, Mr. Drake leads our executive team. In 1992, as President of Heartland Bank, he led our entry into the Bloomington-Normal market, one of the Bank’s most successful initiatives, setting the tone for the Company’s organic growth in the 1990s and early 2000s. He provides leadership in all facets, including overall strategy, growth, and acquisitions. Mr. Drake received a BS in Finance and an MBA, both from the University of Illinois. Mr. Drake was selected to serve as a director for his leadership in all facets of our company, including overall strategy, organic growth and acquisitions, overall experience in the banking industry and his knowledge of the Company gained during his tenure with us.

Linda J. Koch

Age: 59

Linda J. Koch has been a director of the Company and Heartland Bank since 2020. Ms. Koch served as the President and CEO of the Illinois Bankers Association from 2001 to 2020. As President and CEO, Ms. Koch was responsible for the leadership, strategy, and operational management of the Illinois Bankers Association. During that same time, Ms. Koch served on the Board of Trustees of the Graduate School of Banking at the University of Wisconsin-Madison. Ms. Koch received a BA in Legal Studies from the University of Illinois Springfield and is a certified association executive (CAE). Ms. Koch was selected to serve as a director for her experience in the banking industry and her leadership, communication, and strategic planning skills gained over the course of her career.

Gerald E. Pfeiffer

Age: 70

Gerald E. Pfeiffer has been a director of the Company and Heartland Bank since 2019. Mr. Pfeiffer served as the Chief Financial Officer for Bridgeview Bancorp, Inc. from January 2017 to May 2019, where he was responsible for oversight of all financial reporting functions. Prior to Bridgeview Bancorp, Inc., Mr. Pfeiffer had been employed by CliftonLarsonAllen LLP, serving as Partner/Principal from 1994 until December 2016. He was responsible for audit engagement services to financial institutions and oversight of income tax, regulatory compliance and information technology services. Mr. Pfeiffer received a BS in Accounting from Bradley University and has 46 years of experience in providing professional services to financial institutions. Mr. Pfeiffer was selected to serve as a director for his experience overseeing financial reporting functions and providing professional services to financial institutions.

Dale S. Strassheim

Age: 74

Dale S. Strassheim has been a director of the Company since 2009 and a director of Heartland Bank since 1993. Mr. Strassheim served as President and CEO of BroMenn Healthcare from 1991 to 2001 and then as President and CEO of The Baby Fold until his retirement in 2014. Following his retirement, he served as Interim CEO for two non-profit organizations. Mr. Strassheim received a BBA from the University of Iowa and an MS in Healthcare Administration from Trinity University. Mr. Strassheim was selected to serve as a director for his knowledge of Heartland Bank and the Company gained during his tenure as a director and for his leadership experience.

THE BOARD RECOMMENDS A VOTE “FOR” ALL THE NOMINEES FOR DIRECTOR. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” ALL THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS, BOARD MEETINGS AND COMMITTEES

Board Composition

Our Board currently consists of nine directors and will remain at nine members for the Annual Meeting. On June 23, 2020, the Board increased the size of the Board from eight directors to nine directors and appointed Linda J. Koch to the Board. Ms. Koch was recommended to the Nominating and Corporate Governance Committee by Mr. Fred L. Drake, Chairman and Chief Executive Officer.

Board Leadership Structure

Our Board and our Bank’s board of directors meet at least quarterly. We do not have a policy regarding the separation of the Chairman of our Board and our Chief Executive Officer, as our Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of our Board. Our Board has determined that having both roles of Chief Executive Officer and Chairman held by Fred L. Drake is in the best interests of our stockholders at this time.

Controlled Company Status

We are a “controlled company,” as that term is set forth in Rule 5615(c) of the Nasdaq Listing Rules, because more than 50% of our voting power is held in a voting trust (the “Voting Trust”) pursuant to which Fred L. Drake, our Chief Executive Officer, exercises voting control. Under the Nasdaq Listing Rules, a “controlled company” may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements: (1) that a majority of our board of directors consists of “independent directors,” as defined under Nasdaq Listing Rules; (2) that we have a nominating and corporate governance committee that consists entirely of independent directors; (3) that we have a compensation committee that consists entirely of independent directors; and (4) that we conduct annual performance evaluations of the nominating and corporate governance committee and compensation committee.

We have elected to be treated as a “controlled company” and thus may avail ourselves of certain of these exemptions. The controlled company exemption does not modify the independence requirements for our Audit Committee, and our Audit Committee is in compliance with the independence requirements of the Sarbanes-Oxley Act and Nasdaq Listing Rules.

Director Independence

The Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, the Board has determined that each of C. Alvin Bowman, Eric E. Burwell, Linda J. Koch, Gerald E. Pfeiffer and Dale S. Strassheim is independent under applicable Securities and Exchange Commission (“SEC”) rules and Nasdaq Listing Rules. In making the independence determination, the Board considered:

•	The fact that Mr. Burwell provides a guarantee of two business loan relationships in compliance with applicable regulatory requirements, including our Regulation O policies.
•

Ms. Koch’s relationship with the Illinois Bankers Association (“IBA”), where Ms. Koch previously served as President and Chief Executive Officer from 2001 to 2020, and currently serves as a Member/Business Relations Manager and as an advisor to IBA’s President and CEO on an as-needed basis. Heartland Bank and Trust Company is a member institution of the IBA.

The Board concluded that these relationships did not impair the applicable directors’ independence.

Board’s Role in Risk Management and Oversight

Our Board is ultimately responsible for the oversight of our overall risk management processes while the Bank’s respective board of directors are responsible for risk management oversight at the Bank. Our Board approves policies that set operational standards and risk limits at the Bank, and any changes to the Bank’s risk management program require approval by the Bank’s board of directors. Management is responsible for the implementation, integrity and maintenance of our risk management systems ensuring the directives are implemented and administered in compliance with the approved policy. Our

Chief Risk Officer supervises the overall management of our risk management program, reports to management and yet also retains independent access to both our Board and the Bank’s board of directors.

Meetings of the Board of Directors and Committees

The Board held nine meetings during 2020. During 2020, no director attended fewer than 75% of the aggregate total number of meetings of the Board held during the period in which he or she was a director and of the total number of meetings held by all of the committees of the Board on which he served. We expect, but do not require, our directors to attend our Annual Meetings of Stockholders.

Our non-management directors meet in periodic executive sessions, with no members of management present. Our independent directors meet at least once a year in executive session. The non-management directors designate the director who will preside at the executive sessions.

The following table shows the membership of the Board and each standing committee:

Nominating and
	Audit	Compensation	Corporate Governance
Name	Committee	Committee	Committee
C. Alvin Bowman	X		*
Eric E. Burwell		*	X
Patrick F. Busch
J. Lance Carter
Allen C. Drake
Fred L. Drake
Linda J. Koch	X	X
Gerald E. Pfeiffer	*	X	X
Dale S. Strassheim	X	X

*Represents the Chair of such committee.

Committees of the Board

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees are currently the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee of the Board operates under a written charter. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee.

The Audit Committee is responsible for, among other things, (1) appointing, compensating, retaining, overseeing and terminating our independent registered public accounting firm; (2) reviewing our independent registered public accounting firm is independent from management; (3) reviewing with our independent registered public accounting firm the scope of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial reporting processes and controls and compliance with applicable legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related party transactions; and (9) reviewing and discussing policies and guidelines with respect to risk assessment and risk management. The Audit Committee’s charter is available under the Governance page of our website at https://ir.hbtfinancial.com/.

The Audit Committee consists of Mr. Bowman, Ms. Koch, Mr. Pfeiffer (Chair) and Mr. Strassheim. The Board has determined that Mr. Pfeiffer qualifies as an “audit committee financial expert,” as such term is defined in the rules of the SEC, and that each member of the Audit Committee is independent under applicable SEC rules and Nasdaq Listing Rules and has the ability to read and understand financial statements.

Compensation Committee.

The Compensation Committee is responsible for, among other things, (1) reviewing and approving executive officer compensation goals, objectives and plans; (2) reviewing and recommending the compensation of our directors; (3) reviewing and approving employment agreements, severance arrangements and change in control agreements/provisions between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans. The Compensation Committee’s charter is available under the Governance page of our website at https://ir.hbtfinancial.com/.

In 2020, the Compensation Committee retained McLagan Partners Inc. ("McLagan") primarily to assist the Compensation Committee in determining and structuring executive compensation and to assess the market competitiveness of the Company's executive compensation program. The Compensation Committee first engaged McLagan for these and related services in 2020. The Compensation Committee received a letter from McLagan addressing factors relevant to SEC and Nasdaq rules regarding independence and conflicts of interest. After considering the information provided by McLagan, the Compensation Committee concluded that the services of McLagan did not raise any conflict of interest in 2020.

The Compensation Committee consists of Mr. Burwell (Chair), Ms. Koch, Mr. Pfeiffer and Mr. Strassheim. The Board has determined that each member of the Compensation Committee is independent under applicable SEC rules and Nasdaq Listing Rules.

Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for, among other things, (1) identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; (2) overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us. The Nominating and Corporate Governance Committee’s charter is available under the Governance page of our website at https://ir.hbtfinancial.com/.

The Nominating and Corporate Governance Committee consists of Mr. Bowman (Chair), Mr. Burwell and Mr. Pfeiffer. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under applicable SEC rules and Nasdaq Listing Rules.

Director Nomination Process

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate mix of characteristics, skills and experience for the Board as a whole and for individual directors. In evaluating the suitability of individuals for Board membership, the Nominating and Corporate Governance Committee takes into account many factors, including: whether the individual meets various independence requirements; the individual’s general understanding of the varied disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of HBT Financial’s business and markets; professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recruiting and recommending a slate of directors that can best perpetuate HBT Financial’s success and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-nomination, the Nominating and Corporate Governance Committee also considers the director’s attendance at, participation in, and contributions to Board and committee activities.

The Nominating and Corporate Governance Committee determines new nominees for the position of independent director who satisfy the requirements of the Nasdaq Listing Rules, taking into account the following considerations: personal qualities and characteristics, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which HBT Financial does business and in HBT Financial’s industry or other industries relevant to the Company’s business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of HBT Financial; and diversity of viewpoints, background, experience and other demographics.

The Board will consider as potential nominees individuals properly recommended by stockholders. Recommendations for individuals proposed for consideration should be addressed to the Board, c/o Secretary, HBT

Financial, Inc., 401 North Hershey Road, Bloomington, Illinois 61704. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected. The Board evaluates candidates recommended by stockholders in the same manner in which it evaluates other nominees. Stockholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements set forth in our bylaws, as described below under “Submission of Stockholder Proposals and Advance Notice Procedures.”

Code of Ethics

We have adopted a Code of Ethics that is designed to ensure that our directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that our directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

The Code of Ethics is available under the Governance page of our website at https://ir.hbtfinancial.com/. We will disclose any amendments to or waivers of the Code of Ethics on our website at https://ir.hbtfinancial.com/.

Compensation Committee Interlocks and Insider Participation

Mr. Burwell, Ms. Koch, Mr. Pfeiffer and Mr. Strassheim are the members of our Compensation Committee, and none of them is or has been our officer or employee. No member of the Compensation Committee has any relationship that would be required to be reported under Item 404 of Regulation S-K. No member of the Compensation Committee serves or served as a member of the board of directors or compensation committee of a company that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Corporate Governance Principles and Board Matters

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board has adopted corporate governance guidelines which set forth the framework within which our Board, assisted by its committees, direct the affairs of HBT Financial.

In particular, our corporate governance guidelines govern certain activities, including:

•	Board membership criteria, independence and selection;
•	Director orientation and continuing education;
•	Director responsibilities;
•	Board meetings;
•	Board access to management and independent advice;
•	Board performance evaluation; and
•	Management succession planning.

Our corporate governance guidelines are available on the Governance page of our website at https://ir.hbtfinancial.com/.

Communications with the Board

Stockholders and other interested parties may communicate directly with our Board by sending a written communication in an envelope addressed to: Board of Directors, HBT Financial, Inc., 401 North Hershey Road, Bloomington, Illinois 61704.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Officers, Directors and Affiliates

We offer loans in the ordinary course of business to our insiders, including our executive officers and directors, their related interests and immediate family members and other employees. Applicable law and our written credit policies require that loans to insiders be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to non-insider employees and other non-insiders are subject to the same requirements and underwriting standards and meet our normal lending guidelines, except that non-insider employees and other non-insiders may receive preferential interest rates and fees as an employee benefit. Loans to individual employees, directors and executive officers must also comply with our statutory lending limits and regulatory requirements regarding lending limits and collateral. All extensions of credit to related parties must be reviewed and approved by our board of directors, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

We have made loans to directors, executive officers and their affiliated entities which amounted to $3.1 million and $4.2 million at December 31, 2020 and 2019, respectively. The loans to these persons (i) complied with our Regulation O policies and procedures, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us and (iv) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.

Stockholder Agreement

In connection with our initial public offering (“IPO”), we entered into an Amended Restated Stockholder Agreement (the “Stockholder Agreement”), dated as of September 27, 2019, by and among the Company and the stockholders party thereto, which amended and superseded the Restated Stockholder Agreement dated December 28, 2006. The Stockholder Agreement addresses the rights and responsibilities of HBT Financial and its pre-IPO stockholders in connection with the conversion to C Corp status, which occurred in October 2019.

Pursuant to the Stockholder Agreement, upon our filing any tax return (amended or otherwise), in the event of any restatement of our taxable income or pursuant to a determination by, or a settlement with, a taxing authority, for any period on or prior to October 10, 2019 (the “Termination Date”), depending on the nature of the adjustment we may be required to make a payment to each of its pre-IPO stockholders in an amount equal to such stockholder’s incremental tax liability, which amount may be material. In addition, we agreed to indemnify each pre-IPO stockholder with respect to unpaid income tax liabilities to the extent that such unpaid income tax liabilities are attributable to an adjustment to our taxable income for any period after the Termination Date. In both cases, the amount of the payment will be based on the assumption that each pre-IPO stockholder is taxed at the highest rate applicable to individuals for the relevant periods. We also agreed to indemnify each pre-IPO stockholder for any interest, penalties, losses, costs or expenses arising out of any claim under the Stockholder Agreement. Each pre-IPO stockholder agreed to indemnify us with respect to our unpaid tax liabilities (including interest and penalties) to the extent that such unpaid tax liabilities are attributable to a decrease in such stockholder’s taxable income for any tax period and a corresponding increase in our taxable income for any period.

Voting Trust Agreement

The Voting Trust was established pursuant to the voting trust agreement (the “Voting Trust Agreement”), dated as of May 4, 2016, by and among the Company, Fred L. Drake, as trustee (the “Trustee”), and certain of our stockholders who are members of Mr. Drake’s family and are party thereto (the “Depositors”). In accordance with the Voting Trust Agreement, all shares of common stock owned by the Depositors prior to the initial public offering are held in the Voting Trust and the Trustee exercises sole voting discretion over the common stock. Depositors are entitled to receive any dividends or other cash distributions made in respect of the shares underlying their respective interests in the Voting Trust.

Interests in the Voting Trust are represented by certificates. The Voting Trust Agreement provides that the rights and obligations of the parties set forth in the Stockholder Agreement shall apply to the Depositors in the same manner and with the same effect as if the Depositors continued to hold the underlying shares. The Voting Trust was established with an initial duration of 15 years, which may be extended for up to an additional five years upon the written approval of holders of voting trust certificates corresponding to at least 66% of the shares of common stock subject to the Voting Trust. In addition, the Voting Trust will terminate sooner if the Trustee ceases to act and a successor trustee is not appointed within one year in accordance with the terms of the Voting Trust Agreement. Upon termination of the Voting Trust, holders of voting trust certificates are entitled to receive shares of common stock in accordance with their respective interests in the Voting Trust. The Voting Trust Agreement may only be amended with the written consent of the holders of at least two-thirds of the outstanding shares of voting common stock represented by voting trust certificates.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with the Voting Trust. The agreement provides the Voting Trust with certain demand and piggyback registration rights in respect of any registrable shares of our common stock held by it, subject to various conditions and limitations as set forth in the agreement. Any shares distributed by the Voting Trust to its Depositors will continue to be registrable shares if the Depositor would be the owner of at least 4% of our outstanding common stock on the date of distribution, but only for as long as the Depositor continues to own at least 4% of our outstanding common stock.

Other Transactions

Kevin Gramm is the brother-in-law of Mark Scheirer and is a commercial lender for Heartland Bank. Kevin Gramm received $155,926 for his services in 2020. Kevin Gramm is not an executive officer of the Company.

Policies and Procedures for Related Party Transactions

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W, which governs certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors and principal stockholders. We have adopted policies to comply with these regulatory requirements and restrictions.

We have a written policy governing the review and approval of transactions with related parties that will or may be expected to exceed $120,000 in any fiscal year. The policy provides that the related party transactions are reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee takes into account, among other relevant factors, whether the related party transaction is in our best interests, whether its terms are no less favorable than terms generally available to unaffiliated third parties, the results of an appraisal, if any, whether there was a bidding process, the valuation methodology and the extent of the related person’s interest in the transaction. In the event that we become aware of a related party transaction that was not approved under the policy before it was entered into, our Audit Committee reviews such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

STOCK OWNERSHIP MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established by regulation, and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2020.

To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners have been complied with for the fiscal year ended December 31, 2020.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of our common shares as of March 25, 2021 for:

•	each person known by us to beneficially own 5% or more of our outstanding common stock;
•	each of our directors and named executive officers (our “NEOs”); and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of ownership is based on 27,397,984 shares of common stock issued and outstanding on March 25, 2021. Except as disclosed in the footnotes to this table, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our common stock shown as beneficially owned by the beneficial owner. Unless otherwise indicated, the address for each listed stockholder is: HBT Financial, Inc., 401 North Hershey Road, Bloomington, Illinois 61704.

	Shares of	Percentage of
Name and Address of Beneficial Owner (1)	Common Stock Owned (2)	Common Stock Owned
5% Beneficial Holders:
Heartland Bancorp, Inc. Voting Trust U/A/D 5/4/2016 (3)	17,210,400	62.8%
Directors and Named Executive Officers:
Fred L. Drake(3)(4)	17,307,070	63.2%
J. Lance Carter	93,300	*
Patrick F. Busch(5)	244,750	*
C. Alvin Bowman	1,550	*
Eric E. Burwell(6)	26,670	*
Allen C. Drake(3)(7)	6,152,728	22.5%
Linda J. Koch	1,550	*
Gerald E. Pfeiffer(8)	59,950	*
Dale S. Strassheim	9,730	*
All directors and executive officers as a group (14 persons)(9)	17,896,232	65.3%

*	Represents less than 1% of outstanding shares.
(1)

A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•	voting power which includes the power to vote, or to direct the voting of, such security; and/or
•	investment power which includes the power to dispose, or to direct the disposition of, such security.

(2)

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 25, 2021 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)

As reported on a Schedule 13G filed on February 14, 2020, voting power over the securities held in the Voting Trust is exercised by Fred L. Drake in his capacity as trustee. The securities held in the Voting Trust may not be disposed of except upon the termination of the Voting Trust in accordance with the terms of the Voting Trust Agreement. See “Certain Relationships and Related Party Transactions—Voting Trust Agreement.”

(4)

As of March 25, 2021, 17,210,400 of the shares reported as beneficially owned by Mr. Fred Drake are held through the Voting Trust. Mr. Fred Drake may be deemed to be the beneficial owner of the securities held in the Voting Trust by virtue of his position as trustee. Mr. Fred Drake disclaims beneficial ownership of the securities held in the Voting Trust except to the extent of his pecuniary interest therein. As of March 25, 2021, shares in the Voting Trust included (i) 980,768 shares held for the benefit of trusts for which Mr. Fred Drake is the beneficiary and the trustee, (ii) 1,484,970 shares held for the benefit of a family trust for which Mr. Fred Drake is the beneficiary but not the trustee and (iii) 154,800 shares held for the benefit of trusts for which Mr. Fred Drake’s wife is the beneficiary and the trustee. In addition, as of March 25, 2021, there were 93,670 shares held pursuant to the Fred L. Drake Revocable Trust representing securities not held in the Voting Trust.

(5)	Includes 191,772 shares held pursuant to the Patrick F. Busch Declaration of Trust dated May 6, 2014.
(6)	Includes 20,820 shares held pursuant to the Eric E. Burwell Trust dated December 21, 2007 and 5,300 shares held pursuant to the Eric E. Burwell Living Trust dated April 12, 1999.
(7)

Allen C. Drake holds interests in the Voting Trust. As of March 25, 2021, shares in the Voting Trust included (i) 11,318 shares held directly for the benefit of Mr. Allen Drake, (ii) 200,980 shares held directly for the benefit of Mr. Allen Drake’s spouse and (iii) 5,939,880 shares held for the benefit of a family trust for which Mr. Allen Drake is the trustee and a beneficiary of 25% of the shares held by the family trust. Mr. Allen Drake disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(8)	Includes 5,000 shares held by Mr. Pfeiffer’s wife.
(9)	Includes 41,660 shares pledged as security by an executive officer.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Position
Fred L. Drake	64	Chairman and Chief Executive Officer (Company); Chairman (Heartland Bank)
J. Lance Carter	50	President, Chief Operating Officer and Director (Company); Executive Vice President, Chief Operating Officer and Director (Heartland Bank)
Patrick F. Busch	64	Executive Vice President, Chief Lending Officer and Director (Company); President, Chief Lending Officer and Director (Heartland Bank)
Matthew J. Doherty	59	Executive Vice President and Chief Financial Officer (Company and Heartland Bank)
Lawrence J. Horvath	57	Executive Vice President and Regional Senior Lender (Heartland Bank)
Diane H. Lanier	57	Executive Vice President, Chief Retail Officer and Secretary (Company and Heartland Bank)
Mark W. Scheirer	50	Senior Vice President and Chief Credit Officer (Company and Heartland Bank)
Andrea E. Zurkamer	43	Senior Vice President and Chief Risk Officer (Company and Heartland Bank)

Biographical information for Fred L. Drake, J. Lance Carter and Patrick F. Busch is set forth above under “Proposal 1—Election of Directors.” The following is certain biographical information for our other executive officers as of April 7, 2021.

Matthew J. Doherty has served as Executive Vice President and Chief Financial Officer for the Company and Heartland Bank since 2010. Mr. Doherty has previously worked at a number of financial institutions, including money center banks, where his primary roles included advising community bank clients on fixed income securities and capital market solutions. As Chief Financial Officer, Mr. Doherty is responsible for oversight of accounting, financial and tax reporting, bond investments, ALCO, municipal deposits and loans, and wealth management. Mr. Doherty has a BS in Accounting from the University of Illinois and is also a certified public accountant (CPA) and a chartered financial analyst (CFA).

Lawrence J. Horvath is Executive Vice President and Regional Senior Lending Manager for Heartland Bank. He joined us in 2010 and currently oversees commercial lending for all Heartland Bank markets outside Cook County and the Chicago Suburban area. He served as Executive Vice President, Senior Lender of Heartland Bank from April 2013 to March 2019. Mr. Horvath has been active in the Bloomington community serving on boards of various community organizations. In addition, he currently serves on the loan committee for the largest community development corporation in the state and is also Heartland Bank’s representative serving on the board for Illinois Real Estate Title Center. Mr. Horvath holds a BS in Finance from Western Illinois University.

Diane H. Lanier is Executive Vice President and Chief Retail Officer for the Company and Heartland Bank. She joined us in 1997 as our Marketing Director and assumed her current role as Chief Retail Officer of Heartland Bank in March 2010. She was named Corporate Secretary of the Company in 2009, Executive Vice President of the Company in 2011 and Chief Retail Officer of the Company in December 2018. As Chief Retail Officer, Ms. Lanier has oversight of the retail branch and support operations, retail lending, marketing, and human resources. Ms. Lanier received a BS in Marketing from Louisiana State University and completed the ABA School of Bank Marketing and Management. Ms. Lanier serves as Corporate Secretary for the Company and Heartland Bank.

Mark W. Scheirer is Senior Vice President and Chief Credit Officer for the Company and Heartland Bank. Mr. Scheirer joined us in 2011 and has served in multiple capacities, including as a Senior Credit Officer, and as our Senior Vice President and Chief Credit Officer beginning in December 2018. As Chief Credit Officer, Mr. Scheirer is responsible for the overall credit quality of the loan portfolio and all credit administration activities for our subsidiary bank. He has a BS in Finance from the University of Illinois and has also completed the Graduate School of Banking at University of Wisconsin-Madison.

Andrea E. Zurkamer is Senior Vice President and Chief Risk Officer for the Company and Heartland Bank. Ms. Zurkamer joined us as our Director of Risk Management in June 2013 and was named our Senior Vice President and Chief Risk Officer in 2017. Previously, Ms. Zurkamer worked as a bank auditor and consultant for CliftonLarsonAllen LLP for 13 years. As our Chief Risk Officer, Ms. Zurkamer is responsible for overall risk management, including internal audit, loan review, compliance, community reinvestment, BSA, and fraud prevention. She has a BS in Financial Accounting from Illinois State University and is also a certified public accountant (CPA) and a certified enterprise risk professional (CERP).

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirements to obtain stockholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. As an emerging growth company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our “Named Executive Officers.”

This Executive Compensation section discusses the material components of the compensation for our principal executive officer and our two other most highly compensated executive officers, who we refer to as our “Named Executive Officers.” As of the year ended December 31, 2020, our Named Executive Officers were as follows:

•	Fred L. Drake, our Chairman and Chief Executive Officer;
•	J. Lance Carter, our President, Chief Operating Officer and Director and Executive Vice President, Chief Operating Officer and Director of Heartland Bank; and
•	Patrick F. Busch, our Executive Vice President, Chief Lending Officer and Director and President, Chief Lending Officer and Director of Heartland Bank.

Summary Compensation Table

The following table presents summary information regarding the total compensation paid to, earned by and awarded to each of our Named Executive Officers for 2020, 2019 and 2018.

				Stock		Option	All Other
Name and Principal Position(s)	Year	Salary	Bonus (1)	Awards		Awards (2)	Compensation (3)	Total
Fred L. Drake	2020	$597,404	$345,420	$228,360	(4)	$—	$9,028	$1,180,212
Chairman and Chief Executive Officer	2019	$255,710	$570,000	$—		$—	$66,055	$891,765
	2018	$160,740	$400,000	$—		$—	$96,800	$657,540
J. Lance Carter	2020	$471,635	$272,700	$190,300	(4)	$—	$16,181	$950,816
President,	2019	$440,295	$510,000	$—		$—	$23,016	$973,311
Chief Operating Officer and Director	2018	$425,000	$400,000	$—		$—	$15,373	$840,373
Patrick F. Busch	2020	$449,364	$259,823	$95,150	(4)	$—	$77,169	$881,506
Executive Vice President,	2019	$416,866	$428,750	$—		$—	$101,437	$947,053
Chief Lending Officer and Director	2018	$401,700	$400,000	$—		$—	$37,697	$839,397

(1)

Reflects performance-based, discretionary cash for the 2020, 2019, and 2018 performance years. In determining bonus amounts for 2020, 2019, and 2018, our board of directors relied on its judgment after a comprehensive review of Company and individual performance, as well as consideration of qualitative and other factors, without being tied to any formulas or pre-established weightings.

(2)

The aggregate grant date fair value of the cash-settled stock appreciation rights granted in 2019, computed in accordance with FASB ASC Topic 718, was zero because, as a then nonpublic entity, the charge was based on the intrinsic value of the stock appreciation rights at the time of grant.

(3)	The items comprising "All Other Compensation" for 2020 are as follows:

	Restricted Stock	Installment Payment
	Unit Dividend	for Exercise of Stock	Financial	Use of Company	Group Term
Name	Equivalents	Appreciation Rights	Planning Benefit	Automobile	Life Insurance	401(k) Match	Total
Fred L. Drake	$7,200	$—	$—	$—	$1,828	$—	$9,028
J. Lance Carter	$6,000	$—	$1,600	$—	$415	$8,166	$16,181
Patrick F. Busch	$3,000	$57,930	$1,600	$1,395	$1,828	$11,416	$77,169

(4)

Reflects the aggregate grant date fair value of awards of time-based restricted stock units with dividend equivalent rights granted in 2020. The grant date fair value was calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares on the date of the grant. Assumptions used in calculating the value of these awards are discussed in Note 20 to the consolidated financial statements in our 2020 Annual Report on Form 10-K.

Bonus

Pursuant to their employment agreements, each named executive officer had a target bonus opportunity for 2020 equal to 100% of annual base salary, or $575,700 for Mr. Drake, $454,500 for Mr. Carter and $433,038 for Mr. Busch. The actual bonus payout is based on a review of Company and individual performance, as well as consideration of qualitative and other factors, and is not tied to any formulas or pre-established weightings. The actual bonus payout may be more than, or less than, the target amount. In February 2021, the Compensation Committee approved bonus payouts for 2020 performance equal to 60% of their target bonus as follows: $345,420 for Mr. Drake, $272,700 for Mr. Carter and $259,823 for Mr. Busch.

Equity Compensation

On January 28, 2020, we awarded 12,000 restricted stock units (“RSUs”) to Mr. Drake, 10,000 RSUs to Mr. Carter, and 5,000 RSUs to Mr. Busch under our Omnibus Incentive Plan. These RSUs include dividend equivalent rights and vest in four equal annual installments beginning on February 1, 2021. If a recipient’s employment is terminated for any reason, all unvested RSUs will be forfeited. Upon a change in control of the Company, the RSUs will not automatically vest, and the Compensation Committee will make a determination as to the treatment of the RSUs.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table summarizes, for each of our Named Executive Officers, the number of shares of our common stock underlying outstanding equity awards held as of December 31, 2020.

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities			Number of		Market Value
	Underlying		Underlying			Shares or		of Shares or
	Unexercised		Unexercised	Option	Option	Shares of Stock		Shares of Stock
	Options (#)		Options (#)	Exercise	Expiration	That Have		That Have
Name	Exercisable		Unexercisable	Price ($)	Date	Not Vested (#)		Not Vested ($)
Fred L. Drake	—		—	—	—	12,000	(2)	$181,800	(3)
J. Lance Carter	6,120	(1)	—	$16.32	9/1/2029	10,000	(2)	$151,500	(3)
Patrick F. Busch	12,240	(1)	—	$16.32	9/1/2029	5,000	(2)	$75,750	(3)

(1)

Reflects cash-settled stock appreciation rights. Upon exercise of a stock appreciation right, the holder is entitled to receive a cash amount equal to the excess of the Company’s stock price on the date of exercise over the exercise price specified in the stock appreciation rights agreement. Payment is made in the form of a lump sum cash payment.

(2)	Reflects unvested restricted stock units with dividend equivalent rights granted on January 28, 2020, which vest in four equal annual installments beginning on February 1, 2021.
(3)	Market value is calculated based on the closing stock price of $15.15 on December 31, 2020.

Employment Agreements

Employment Agreements with Fred L. Drake, J. Lance Carter and Patrick F. Busch

On February 22, 2021, we entered into amended and restated employment agreements with each of Mr. Drake, Mr. Carter, and Mr. Busch. These agreements replaced the existing employment agreements with each of the executives. The terms of the new employment agreements are substantially similar for each of the executives except as provided below.

Under their respective agreements, Mr. Drake serves as Chairman and Chief Executive Officer of HBT Financial and Chairman of the board of Heartland Bank, Mr. Carter serves as President and Chief Operating Officer of HBT Financial and Executive Vice President and Chief Operating Officer of Heartland Bank, and Mr. Busch serves as Executive Vice President and Chief Lending Officer of HBT Financial and President and Chief Lending Officer of Heartland Bank. Each of the agreements provides for an initial term ending December 31, 2023, with automatic one-year renewals beginning at the end of the initial term, unless either party chooses to not renew. The annual base salaries under the agreements are reviewed annually for adjustment by our Board or Compensation Committee. In February 2021, the Compensation Committee approved base salaries of $575,700 for Mr. Drake, $454,500 for Mr. Carter and $433,038 for Mr. Busch. The executives are eligible to earn a performance-based annual cash bonus and an annual long-term incentive award for each fiscal year ending during the employment period. The target incentive bonus opportunity will be as determined by the Board or the Compensation Committee from time to time. The initial cash bonus opportunity was set at 40 percent of annual base salary and the long-term incentive award opportunity was set at 40 percent of annual base salary for each of Mr. Drake, Mr. Carter and Mr. Busch. The executives are also eligible to participate in the benefit plans generally available to Company executives.

Under the employment agreements, upon a termination by HBT Financial without “cause” or by the executive for “good reason” (each as defined in the agreement), the executives are eligible to receive severance benefits. If the termination is within 12 months after a “change in control” (as defined in the agreement), the executive is entitled to a lump sum payment equal to two times the sum of such executive’s base salary and target bonus, plus a lump sum payment equal to the cost of 18 months of continued COBRA coverage. If the termination is not within 12 months after a change in control, the executive is entitled to continued base salary for six months after termination. All severance benefits under the agreements are conditioned upon the executive’s execution of a release of claims against HBT Financial and its affiliates.

The employment agreements contain confidential information, non-competition, and employee and customer non-solicitation restrictive covenants. The confidential information covenant is perpetual. The non-competition and non-solicitation covenants run during employment and for six months after an involuntary termination not in connection with a change in control, six months after a disability termination, 12 months after a voluntary termination, and 24 months after an involuntary termination within 12 months of a change in control.

SERP Benefits

The Company maintained a nonqualified supplemental executive retirement plan (“SERP”), which provided benefits to certain key executive officers, including Mr. Drake. In June 2019, we approved the termination and liquidation of the SERP. Each SERP participant received a lump sum payment equal to the present value of his SERP account, payable in June 2020.

On January 2, 2007, we entered into an amended and restated SERP participation agreement with Mr. Drake (the “Drake SERP”). Under the Drake SERP, Mr. Drake’s annual SERP benefit was 50% of his final average pay (the “SERP Benefit”). Final average pay was defined as an amount equal to the average of (1) the sum of Mr. Drake’s annual base salary as of the effective date of the determination of the SERP Benefit and as of the end of the two immediately preceding years, plus (2) the greater of (i) the amounts of the annual bonuses paid to Mr. Drake for the three years immediately preceding the year during which the SERP Benefit was determined and (ii) Mr. Drake’s annualized bonus accrual amount as of the effective date of the determination of the SERP Benefit and the amounts of annual bonus paid to Mr. Drake for the two immediately preceding years. Mr. Drake’s SERP Benefit was fully vested. The SERP Benefit was scheduled to be paid in equal monthly installments for 30 years after the later of Mr. Drake’s attainment of age 55 or a separation from service as defined in the SERP. In 2020, Mr. Drake received monthly payments of approximately $30,000 as his SERP Benefit. As a result of the termination of the SERP, Mr. Drake received a lump sum payment of approximately $7.9 million in June 2020 which was equal to the present value of the remaining payment stream (monthly payments for 300 months), and the monthly payments ceased at that time. Under IRS regulations, the present value of the remaining payments was calculated using the applicable federal rate established the month prior the payment date as the discount rate.

Health and Retirement Benefits

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our Named Executive Officers are eligible to participate in these benefits on the same basis as all other employees.

We maintain a 401(k) savings plan that allows participants, including our Named Executive Officers, to defer up to 60% of cash compensation (subject to applicable IRS guidelines). Eligible participants are all employees of Heartland Bank. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same basis as all other employees. We provide employer matching contributions under the 401(k) plan.

DIRECTOR COMPENSATION

The following table presents the total compensation we paid to non-employee directors for service on our Board during 2020.

	Fees Earned or	Stock	All Other
Name	Paid in Cash ($)	Awards ($) (1)	Compensation ($)		Total ($)
C. Alvin Bowman	$20,900	$10,467	$4,330	(2)	$35,697
Eric E. Burwell	$20,850	$10,467	$4,330	(3)	$35,647
Allen C. Drake	$16,100	$10,467	$14,230	(4)	$40,797
Linda J. Koch	$7,200	$6,991	$2,165	(5)	$16,356
Gerald E. Pfeiffer	$25,300	$10,467	$4,330	(6)	$40,097
Dale S. Strassheim	$21,850	$10,467	$3,830	(7)	$36,147

(1)

Reflects the grant date fair value of awards of time-based restricted stock units with dividend equivalent rights granted in 2020. The grant date fair value was calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares on the date of the grant. Assumptions used in calculating the value of these awards are discussed in Note 20 to the consolidated financial statements in our 2020 Annual Report on Form 10-K.

(2)	Reflects $4,000 in director fees from Heartland Bank and $330 in restricted stock unit dividend equivalents.
(3)	Reflects $4,000 in director fees from Heartland Bank and $330 in restricted stock unit dividend equivalents.
(4)	Reflects $4,000 in director fees from Heartland Bank, $9,900 in directors fees from State Bank of Lincoln, and $330 in restricted stock unit dividend equivalents.
(5)	Reflects $2,000 in director fees from Heartland Bank and $165 in restricted stock unit dividend equivalents.
(6)	Reflects $4,000 in director fees from Heartland Bank and $330 in restricted stock unit dividend equivalents.
(7)	Reflects $3,500 in director fees from Heartland Bank and $330 in restricted stock unit dividend equivalents.

Each of our non-employee directors receives an annual retainer of $12,000. The Chair of the Audit Committee receives an additional annual fee of $5,000; the Chair of the Compensation Committee receives an additional annual fee of $3,000 and the Chair of the Nominating and Corporate Governance Committee receives an additional annual fee of $2,000. We also pay our non-employee directors a meeting fee of $300 for each meeting of the Company’s Board, a meeting fee of $350 for each committee meeting and a meeting fee of $500 for each meeting of Heartland Bank’s board of directors. In addition, we make annual equity awards to our non-employee directors.

INFORMATION REGARDING THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”) has served as our independent registered public accounting firm since June 2017.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of HBT Financial’s independent registered public accounting firm. The Audit Committee is also responsible for the audit fee negotiations with RSM and preapproves any engagement of RSM.

Audit and Related Fees

For the years ended December 31, 2020 and 2019, RSM billed us for the following services:

	2020	2019
Audit fees (1)	$437,750	$792,800
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$437,750	$792,800

(1)

For 2020, audit fees include fees for professional services performed by RSM US LLP for the audit of the Company’s consolidated financial statements including procedures required to comply with the U.S. Department of Housing and Urban Development ($365,850), quarterly reviews ($64,550) and subordinated note private placement procedures ($7,350). For 2019, audit fees include fees for professional services performed by RSM US LLP for the audit of the Company’s consolidated financial statements including procedures required to comply with the U.S. Department of Housing and Urban Development ($418,850), quarterly reviews ($89,400) and IPO and comfort letter procedures ($284,550).

Pre-Approval Policy

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to RSM for our fiscal years ended December 31, 2020 and 2019 were pre-approved by our Audit Committee.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed RSM as HBT Financial’s independent registered public accounting firm for the year ending December 31, 2021 and seeks ratification of the appointment by HBT Financial’s stockholders. The Audit Committee, however, retains sole authority over the appointment and replacement of HBT Financial independent auditors. As a result, despite any ratification of this engagement of RSM by HBT Financial’s stockholders, the Audit Committee will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to examine and audit the consolidated financial statements of HBT Financial’s for the year ending December 31, 2021, or to take any other related action if judged by the Audit Committee to be in the best interests of HBT Financial. If the appointment of RSM as HBT Financial’s independent registered public accounting firm for the year ending December 31, 2021 is not ratified by the stockholders, then the matter will be referred to the Audit Committee for further review and action.

Representatives of RSM will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate this report by specific reference.

HBT Financial’s management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. As part of the Audit Committee’s oversight function, the Audit Committee has:

•

Reviewed and discussed HBT Financial’s annual audited consolidated financial statements and related schedules and quarterly financial statements with management and RSM US LLP (“RSM”), HBT Financial’s independent registered public accounting firm;

•	Discussed with RSM the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities Exchange Commission; and
•

Received the written disclosures and letter from RSM required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM’s communications with the Audit Committee concerning independence, and discussed with RSM their independence and related matters.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that HBT Financial’s audited financial statements be included in HBT Financial’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board,

Gerald E. Pfeiffer (Chair)

C. Alvin Bowman

Linda J. Koch

Dale S. Strassheim

SUBMISSION OF STOCKHOLDER PROPOSALS AND ADVANCE NOTICE PROCEDURES

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the Annual Meeting of Stockholders in 2022 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Secretary of HBT Financial no later than December 8, 2021, and must otherwise comply with the SEC’s rules. Proposals should be sent to: Secretary, HBT Financial, Inc., 401 North Hershey Road, Bloomington, Illinois 61704.

If you intend to present a proposal at the Annual Meeting of Stockholders in 2022, or if you want to nominate one or more directors at the Annual Meeting of Stockholders in 2022, you must comply with the advance notice provisions of HBT Financial’s bylaws. If you intend to present a proposal at the Annual Meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address set forth above. Our Secretary must receive the notice not less than 90 days and not more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders. This means that, for our 2022 Annual Meeting, our Secretary must receive the notice no earlier than January 20, 2022 and no later than February 19, 2022. You may contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended.

We make available free of charge on or through our Internet website, https://ir.hbtfinancial.com/, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2020 ANNUAL REPORT ON FORM 10-K. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO OUR SECRETARY, HBT FINANCIAL, INC., 401 NORTH HERSHEY ROAD, BLOOMINGTON, ILLINOIS 61704.

OTHER MATTERS

Householding

In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Upon request, HBT Financial will promptly deliver a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

HBT Financial, Inc.

Attn: Investor Relations

401 North Hershey Road

Bloomington, Illinois 61704

Beneficial owners can request information about householding from their bank, broker or other nominee.

Stockholders who beneficially own shares of our common stock held in street name may contact their broker, bank or other similar organization to request information about householding.

Annual Report on Form 10-K

A copy of our 2020 Annual Report on Form 10-K is available at https://ir.hbtfinancial.com/. To request an additional copy of the 2020 Annual Report on Form 10-K without charge, please write to Investor Relations, HBT Financial, Inc., 401 North Hershey Road, Bloomington, Illinois 61704.

Solicitation of Proxies

The cost of soliciting proxies will be borne by HBT Financial. Officers and other employees of HBT Financial may solicit proxies personally, by mail, by telephone and by facsimile. HBT Financial may request banks and brokers or other similar agents to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/HBT or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HBT Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - C. Alvin Bowman 02 - Eric E. Burwell 03 - Patrick F. Busch 04 - J. Lance Carter 05 - Allen C. Drake 06 - Fred L. Drake 07 - Linda J. Koch 08 - Gerald E. Pfeiffer 09 - Dale S. Strassheim ForAgainst Abstain 2. Ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the year ending December 31, 2021 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 0 0 4 5 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 9 1 B V 5 03F0MB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. 2021 Annual Meeting Proxy Card1234 5678 9012 345

The 2021 Annual Meeting of Stockholders of HBT Financial, Inc. will be held on Thursday, May 20, 2021, 10:00 A.M. Central Time, virtually via the internet at www.meetingcenter.io/260709723. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — HBT2021. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/HBT q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2021 Fred L. Drake, J. Lance Carter, and Diane H. Lanier, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of HBT Financial, Inc. to be held on May 20, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the nominees in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — HBT Financial, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/HBT